Exhibit 99(a)



                       FORM 11-K


          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


(Mark One)

[X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


For the year ended       December 31, 1993
                   -------------------------------------

                          OR

[ ]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


For the transition period from             to
                               -----------    ----------

Commission file number       33-50134
                       ---------------------------------





       THRIFT PLAN OF PHILLIPS PETROLEUM COMPANY
               (Full title of the Plan)





              PHILLIPS PETROLEUM COMPANY
            (Name of issuer of securities)





        Bartlesville, Oklahoma                  74004
(Address of principal executive office)      (Zip code)

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements
    --------------------

Financial statements of the Thrift Plan of Phillips Petroleum
Company, filed as a part of this annual report, are listed in the accompanying index.

(b) Exhibits
    --------

Exhibit 1  Consent of Ernst & Young.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Thrift Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THRIFT PLAN OF
                                  PHILLIPS PETROLEUM COMPANY



                                     /s/ L. F. Francis
                               ---------------------------------
                                         L. F. Francis
                                             Member
                                     Thrift Plan Committee


June 22, 1994

- - - -----------------------------------------------------------------
Index To Financial Statements             Thrift Plan Of Phillips
And Schedules                                   Petroleum Company



                                                             Page

Report of Independent Auditors ..............................  4


Financial Statements

  Statements of Net Assets Available for Benefits at December 31, 1993 and 1992

     Total Plan .............................................  5
     Fund A .................................................  7
     Fund B .................................................  9
     Fund C ................................................. 11
     Fund D--Deposit Administration Account ................. 13
     Fund D--Deferred Settlement Account .................... 15
     Temporary Investment Fund .............................. 23

  Statements of Net Assets Available for Benefits at December 31, 1993

     Fund E ................................................. 17
     Fund F ................................................. 19
     Loan Fund .............................................. 21

  Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1993, 1992 and 1991

     Total Plan .............................................  6
     Fund A .................................................  8
     Fund B ................................................. 10
     Fund C ................................................. 12
     Fund D--Deposit Administration Account ................. 14
     Fund D--Deferred Settlement Account .................... 16
     Fund E ................................................. 18
     Temporary Investment Fund............................... 24

  Statements of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1993

     Fund F ................................................. 20
     Loan Fund .............................................. 22

  Notes to Financial Statements ............................. 25

- - - -----------------------------------------------------------------
Index To Financial Statements             Thrift Plan Of Phillips
And Schedules                                   Petroleum Company



                                                             Page

Supplemental Schedules

  Schedule of Assets Held for Investment Purposes
    at December 31, 1993 .................................... 32

  Schedule of Reportable Transactions for the
    Year Ended December 31, 1993 ............................ 34

- - - -----------------------------------------------------------------
Report Of Independent Auditors


The Thrift Plan Committee
Thrift Plan of Phillips Petroleum Company


We have audited the financial statements of the Thrift Plan of Phillips Petroleum Company (Plan) listed in the accompanying index to financial statements and schedules. These financial statements are the responsibility of the Thrift Plan Committee (Committee). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements listed in the accompanying index to financial statements and schedules present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1993, and reportable transactions for the year ended December 31, 1993, are presented for the purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.

                                    /s/ ERNST & YOUNG
                                        -------------
                                        ERNST & YOUNG
Tulsa, Oklahoma
June 22, 1994

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company


                                           Thousands of Dollars
                                         ------------------------
At December 31                                 1993          1992
                                         ------------------------

Assets
Investments
  Common stock                           $  634,567       640,231
  Insurance contracts                       403,121       407,596
  U.S. government securities                      -        65,645
  BT Pyramid Government Securities
    Cash Fund                                19,106        27,880
  BT Pyramid Equity Index Fund               37,590             -
  Wells Fargo Government/Corporate
    Bond Index Fund E                        90,558             -
  BT Pyramid Discretionary Cash Fund         19,665             -
  Loans to Plan participants                 14,157             -
- - - -----------------------------------------------------------------
                                          1,218,764     1,141,352
Cash                                              1             -
Contributions Receivable                        629           567
Employee Deposits Receivable                    238           107
Loan Repayments Receivable                       33             -
Interest Receivable                             105         1,398
- - - -----------------------------------------------------------------
Total Assets                              1,219,770     1,143,424
- - - -----------------------------------------------------------------

Liabilities
Benefits Payable                                  -             9
Securities Purchased                          1,786         4,070
Other Liabilities                                14             -
- - - -----------------------------------------------------------------
Total Liabilities                             1,800         4,079
- - - -----------------------------------------------------------------

Net Assets Available for Benefits        $1,217,970     1,139,345
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company


                                     Thousands of Dollars
                             ------------------------------------
Years Ended December 31            1993         1992         1991
                             ------------------------------------

Additions
Contributions and Deposits
  Company contributions
    Matching                 $    5,986        5,952        6,105
    Before-tax deposits          16,518       15,388       15,656
  Employee deposits              17,913       17,533       18,476
- - - -----------------------------------------------------------------
                                 40,417       38,873       40,237
- - - -----------------------------------------------------------------

Investment Income
  Dividends                      26,091       30,231       30,513
  Interest                       35,642       40,991       47,178
  Net appreciation
    (depreciation)              109,944       34,307      (57,023)
- - - -----------------------------------------------------------------
                                171,677      105,529       20,668
- - - -----------------------------------------------------------------

Total Additions                 212,094      144,402       60,905
- - - -----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
    Cash                         96,790      127,974      130,030
    Common stock                 36,256       59,735       13,041
Forfeitures                           9            6           14
Administrative Expense              425            -            -
Interest Expense                     23            -            -
Transfer to (from) Other
  Plans                             (34)           -          403
- - - -----------------------------------------------------------------
Total Deductions                133,469      187,715      143,488
- - - -----------------------------------------------------------------

Net Increase (Decrease)          78,625      (43,313)     (82,583)

Net Assets Available for
  Benefits
Beginning of Year             1,139,345    1,182,658    1,265,241
- - - -----------------------------------------------------------------

End of Year                  $1,217,970    1,139,345    1,182,658
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND A


                                           Thousands of Dollars
                                         ------------------------
At December 31                                1993           1992
                                         ------------------------

Assets
Investments
  U.S. government securities               $     -         65,645
  Wells Fargo Government/Corporate
    Bond Index Fund E                       90,558              -
  BT Pyramid Government Securities
    Cash Fund                                   22          9,272
- - - -----------------------------------------------------------------
                                            90,580         74,917
Due from Temporary Investment Fund             140             88
Cash                                             1              -
Interest Receivable                              -          1,331
- - - -----------------------------------------------------------------
Total Assets                                90,721         76,336
- - - -----------------------------------------------------------------

Net Assets Available for Benefits          $90,721         76,336
=================================================================


Number of Units                          8,552,717      7,876,597
Unit Value                                $10.6073         9.6916
- - - -----------------------------------------------------------------
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND A


                                      Thousands of Dollars
                                ---------------------------------
Years Ended December 31            1993         1992         1991
                                ---------------------------------

Additions
Investment Income
  Interest                      $   300        5,239        5,334
  Net appreciation
    (depreciation)                7,894         (986)       2,395
- - - -----------------------------------------------------------------
                                  8,194        4,253        7,729
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 1,347          887          723
- - - -----------------------------------------------------------------
Total Additions                   9,541        5,140        8,452
- - - -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  12,745       16,214        5,031
Administrative Expense               92            -            -
Transfer to Other Plans               -            -           32
- - - -----------------------------------------------------------------
Total Deductions                 12,837       16,214        5,063
- - - -----------------------------------------------------------------

Interfund Transfers              17,681       10,903        8,825
- - - -----------------------------------------------------------------

Net Increase (Decrease)          14,385         (171)      12,214

Net Assets Available for
  Benefits
Beginning of Year                76,336       76,507       64,293
- - - -----------------------------------------------------------------

End of Year                     $90,721       76,336       76,507
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND B


                                           Thousands of Dollars
                                         ------------------------
At December 31                                1993           1992
                                         ------------------------

Assets
Investments
  Common stock                            $434,165        439,957
  BT Pyramid Government Securities
    Cash Fund                               15,432         15,200
- - - -----------------------------------------------------------------
                                           449,597        455,157
Due from Temporary Investment Fund           2,655          2,347
Interest Receivable                             28             42
- - - -----------------------------------------------------------------
Total Assets                               452,280        457,546
- - - -----------------------------------------------------------------

Liabilities
Benefits Payable                                 -              7
Securities Purchased                         1,179          2,808
Other Liabilities                                9              -
- - - -----------------------------------------------------------------
Total Liabilities                            1,188          2,815
- - - -----------------------------------------------------------------

Net Assets Available for Benefits         $451,092        454,731
=================================================================


Number of Units                          6,682,406      8,094,364
Unit Value                                $64.0916        55.8629
- - - -----------------------------------------------------------------
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND B


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1993         1992         1991
                               ----------------------------------

Additions
Investment Income (Loss)
  Dividends                    $ 17,220       20,859       21,064
  Interest                          262          242          245
  Net appreciation
    (depreciation)               66,019       24,832      (40,696)
- - - -----------------------------------------------------------------
                                 83,501       45,933      (19,387)
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                26,322       26,105       27,177
- - - -----------------------------------------------------------------
Total Additions                 109,823       72,038        7,790
- - - -----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
    Cash                         28,438       35,046       19,497
    Common stock                 26,297       45,971       10,474
Administrative Expense              151            -            -
Interest Expense                     15            -            -
Transfer to Other Plans               -            -          186
- - - -----------------------------------------------------------------
Total Deductions                 54,901       81,017       30,157
- - - -----------------------------------------------------------------

Interfund Transfers             (58,561)      (9,810)       4,135
- - - -----------------------------------------------------------------

Net Decrease                     (3,639)     (18,789)     (18,232)

Net Assets Available for
  Benefits
Beginning of Year               454,731      473,520      491,752
- - - -----------------------------------------------------------------
End of Year                    $451,092      454,731      473,520
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND C


                                           Thousands of Dollars
                                         ------------------------
At December 31                                1993           1992
                                         ------------------------

Assets
Investments
  Common stock                            $200,402        200,274
  BT Pyramid Government Securities
    Cash Fund                                  557            439
- - - -----------------------------------------------------------------
                                           200,959        200,713
Contributions Receivable                       507            520
Interest Receivable                             14             19
- - - -----------------------------------------------------------------
Total Assets                               201,480        201,252
- - - -----------------------------------------------------------------

Liabilities
Securities Purchased                           607          1,262
Other Liabilities                                5              2
- - - -----------------------------------------------------------------
Total Liabilities                              612          1,264
- - - -----------------------------------------------------------------

Net Assets Available for Benefits         $200,868        199,988
=================================================================


Number of Units                          3,489,916      3,625,762
Unit Value                                $64.0916        55.8629
- - - -----------------------------------------------------------------
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND C


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1993         1992         1991
                               ----------------------------------

Additions
Company Contributions--
  Matching                     $  5,986        5,952        6,105
- - - -----------------------------------------------------------------

Investment Income (Loss)
  Dividends                       8,871        9,372        9,449
  Interest                          134          105          114
  Net appreciation
    (depreciation)               33,531       10,751      (18,018)
- - - -----------------------------------------------------------------
                                 42,536       20,228       (8,455)
- - - -----------------------------------------------------------------
Total Additions (Deductions)     48,522       26,180       (2,350)
- - - -----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
    Cash                         12,036       17,408        8,084
    Common stock                  9,959       13,764        2,567
Forfeitures                           9            6           14
Administrative Expense               78            -            -
Interest Expense                      8            -            -
Transfer to Other Plans               -            -          141
- - - -----------------------------------------------------------------
Total Deductions                 22,090       31,178       10,806
- - - -----------------------------------------------------------------

Interfund Transfers             (25,552)      (3,072)        (409)
- - - -----------------------------------------------------------------

Net Increase (Decrease)             880       (8,070)     (13,565)

Net Assets Available for
  Benefits
Beginning of Year               199,988      208,058      221,623
- - - -----------------------------------------------------------------

End of Year                    $200,868      199,988      208,058
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                           FUND D--DEPOSIT ADMINISTRATION ACCOUNT


                                            Thousands of Dollars
                                           ----------------------
At December 31                                 1993          1992
                                           ----------------------

Assets
Investments
  Insurance contracts
    Travelers Insurance Company,
      Group Annuity Contract GR-15505      $178,356       186,546
      Group Annuity Contract GR-14128             -         8,026
    The Prudential Insurance Company of
      America, Group Annuity Contract
      GA-5991                                71,323        71,043
    Continental Assurance Company,
      Group Annuity, Contract GP-12692       63,945        62,825
      Group Annuity, Contract GP-12787       25,270        15,083
    Provident National Assurance,
      Group Annuity, Contract GC-05048       62,994        62,321
  BT Pyramid Government Securities
    Cash Fund                                     -           195
- - - -----------------------------------------------------------------
                                            401,888       406,039
Due from Temporary Investment Fund                -           499
- - - -----------------------------------------------------------------
Total Assets                                401,888       406,538
- - - -----------------------------------------------------------------

Net Assets Available for Benefits          $401,888       406,538
=================================================================


Number of Units                                                (A)
Unit Values                                                    (A)
- - - -----------------------------------------------------------------
(A) See Note 4.
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                           FUND D--DEPOSIT ADMINISTRATION ACCOUNT


                                       Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1993         1992         1991
                               ----------------------------------

Additions
Investment Income
    Interest                   $ 34,444       34,726       38,818
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 2,124        6,017        6,369
- - - -----------------------------------------------------------------
Total Additions                  36,568       40,743       45,187
- - - -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  38,509       58,360       95,431
Administrative Expense               55            -            -
Transfer to Other Plans               -            -           39
- - - -----------------------------------------------------------------
Total Deductions                 38,564       58,360       95,470
- - - -----------------------------------------------------------------

Interfund Transfers              (2,654)      19,265       (9,862)
- - - -----------------------------------------------------------------

Net Increase (Decrease)          (4,650)       1,648      (60,145)

Net Assets Available for
  Benefits
Beginning of Year               406,538      404,890      465,035
- - - -----------------------------------------------------------------

End of Year                    $401,888      406,538      404,890
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                              FUND D--DEFERRED SETTLEMENT ACCOUNT


                                            Thousands of Dollars
                                           ----------------------
At December 31                               1993            1992
                                           ----------------------

Assets
Investments
  Insurance contract                       $1,233           1,752
- - - -----------------------------------------------------------------
Total Assets                                1,233           1,752
- - - -----------------------------------------------------------------

Net Assets Available for Benefits          $1,233           1,752
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                              FUND D--DEFERRED SETTLEMENT ACCOUNT


                                        Thousands of Dollars
                                 --------------------------------
Years Ended December 31            1993         1992         1991
                                 --------------------------------

Additions
Investment Income
  Interest                       $   89          137          179
- - - -----------------------------------------------------------------
Total Additions                      89          137          179
- - - -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                     608          837        1,213
- - - -----------------------------------------------------------------
Total Deductions                    608          837        1,213
- - - -----------------------------------------------------------------

Net Decrease                       (519)        (700)      (1,034)

Net Assets Available for
  Benefits
Beginning of Year                 1,752        2,452        3,486
- - - -----------------------------------------------------------------

End of Year                      $1,233        1,752        2,452
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND E


                                                       Thousands
                                                      of Dollars
                                                      ----------
At December 31                                              1993
                                                      ----------

Assets
Investments
  BT Pyramid Equity Index Fund                           $37,590
Due From Temporary Investment Fund                           350
- - - ----------------------------------------------------------------
Total Assets                                              37,940
- - - ----------------------------------------------------------------

Net Assets Available for Benefits                        $37,940
================================================================


Number of Units                                       34,189,510
Unit Value                                               $1.1097
- - - ----------------------------------------------------------------
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND E


                                      Thousands of Dollars
                                ---------------------------------
Years Ended December 31            1993         1992         1991
                                ---------------------------------

Additions
Investment Income
  Interest
    Debt securities of
      Phillips Petroleum
      Company                   $     -          452        2,347
    Other                             -            2            4
  Net appreciation
    (depreciation)                2,500         (290)        (704)
- - - -----------------------------------------------------------------
                                  2,500          164        1,647
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 3,026            -            -
- - - -----------------------------------------------------------------
Total Additions                   5,526          164        1,647
- - - -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                   1,950          109          774
Administrative Expense               42            -            -
Transfers to Other Plans              -            -            5
- - - -----------------------------------------------------------------
Total Deductions                  1,992          109          779
- - - -----------------------------------------------------------------

Interfund Transfers              34,406      (17,286)      (2,689)
- - - -----------------------------------------------------------------

Net Increase (Decrease)          37,940      (17,231)      (1,821)

Net Assets Available for
  Benefits
Beginning of Year                     -       17,231       19,052
- - - -----------------------------------------------------------------

End of Year                     $37,940            -       17,231
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND F


                                                        Thousands
                                                       of Dollars
                                                       ----------
At December 31                                               1993
                                                       ----------

Assets
Investments
  BT Pyramid Discretionary Cash Fund                      $19,665
Due from Temporary Investment Fund                            350
Interest Receivable                                            56
- - - -----------------------------------------------------------------
Total Assets                                               20,071
- - - -----------------------------------------------------------------

Net Assets Available for Benefits                         $20,071
=================================================================


Number of Units                                        19,802,851
Unit Value                                                $1.0135
- - - -----------------------------------------------------------------
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND F


                                                        Thousands
                                                       of Dollars
                                                       ----------
Year Ended December 31                                       1993
                                                       ----------

Additions
Investment Income
  Interest                                                $   228
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                                           1,682
- - - -----------------------------------------------------------------
Total Additions                                             1,910
- - - -----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                                    2,491
Transfer from Other Plans                                     (34)
Administrative Expense                                          7
- - - -----------------------------------------------------------------
Total Deductions                                            2,464
- - - -----------------------------------------------------------------

Interfund Transfers                                        20,625
- - - -----------------------------------------------------------------

Net Increase                                               20,071

Net Assets Available for
  Benefits
Beginning of Year                                               -
- - - -----------------------------------------------------------------

End of Year                                               $20,071
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                        LOAN FUND


                                                        Thousands
                                                       of Dollars
                                                       ----------
At December 31                                               1993
                                                       ----------

Assets
Investments
  Loans to participants                                   $14,157
- - - -----------------------------------------------------------------
Total Assets                                               14,157
- - - -----------------------------------------------------------------

Net Assets Available for Benefits                         $14,157
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                        LOAN FUND


                                                        Thousands
                                                       of Dollars
                                                       ----------
Year Ended December 31                                       1993
                                                       ----------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                                           $    13
Loan repayments from Plan
  participants                                                523
- - - -----------------------------------------------------------------
Total Deductions                                              536
- - - -----------------------------------------------------------------

Interfund Transfers                                        14,693
- - - -----------------------------------------------------------------

Net Increase                                               14,157

Net Assets Available for
  Benefits
Beginning of Year                                               -
- - - -----------------------------------------------------------------

End of Year                                               $14,157
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                            Thousands of Dollars
                                           ----------------------
At December 31                               1993            1992
                                           ----------------------

Assets
Investments
  BT Pyramid Government Securities
    Cash Fund                              $3,095           2,774
Contributions Receivable                      122              47
Employee Deposits Receivable                  238             107
Loan Repayments Receivable                     33               -
Interest Receivable                             7               6
- - - -----------------------------------------------------------------
Total Assets                                3,495           2,934
- - - -----------------------------------------------------------------

Liabilities
Due to Fund A                                 140              88
Due to Fund B                               2,655           2,347
Due to Fund D--Deposit Administration
  Account                                       -             499
Due to Fund E                                 350               -
Due to Fund F                                 350               -
- - - -----------------------------------------------------------------
Total Liabilities                           3,495           2,934
- - - -----------------------------------------------------------------

Net Assets Available for Benefits          $    -               -
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1993         1992         1991
                               ----------------------------------

Additions
Contributions and Deposits
  Company contributions
    Before-tax deposits         $16,518       15,388       15,656
  Employee deposits              17,913       17,533       18,476
  Loan repayments from
    Plan participants               523            -            -
- - - -----------------------------------------------------------------
                                 34,954       32,921       34,132

Investment Income
  Interest                          185           88          137
- - - -----------------------------------------------------------------
Total Additions                  35,139       33,009       34,269
- - - -----------------------------------------------------------------

Deductions
Allocation of Deposits and
  Earnings                       34,501       33,009       34,269
- - - -----------------------------------------------------------------
Total Deductions                 34,501       33,009       34,269
- - - -----------------------------------------------------------------

Interfund Transfers                (638)           -            -

Net Increase                          -            -            -

Net Assets Available for
Benefits
Beginning of Year                     -            -            -
- - - -----------------------------------------------------------------

End of Year                     $     -            -            -
=================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Notes To Financial Statements             Thrift Plan Of Phillips
                                                Petroleum Company


Note 1--Plan Description

The following description of the Thrift Plan of Phillips Petroleum Company (Plan) is subject to and qualified by the more complete information appearing in the Plan document. The Plan was known as the Thrift Plan of Phillips Petroleum Company and Subsidiary Companies until June 10, 1992. Beginning January 1, 1993, changes were made to the Plan to add new investment funds and provide participants with more flexibility in directing their savings investments.

The Plan is a defined contribution plan available to certain employees of Phillips Petroleum Company and participating subsidiaries (Company). Generally, any regular employee on the direct dollar payroll of the Company is eligible to participate. Non-managerial retail outlet marketing employees are not eligible. Effective September 16, 1991, certain former employees elected to transfer assets and liabilities associated with their accounts to the Applied Automation, Inc. Incentive Savings Plan. Effective August 23, 1993, assets and liabilities associated with accounts from the Salary Reduction Thrift Plan for Employees of Incinatrol, Inc. were transferred to the Plan.

The Company has a trust agreement with Bankers Trust Company, New York, New York (Trustee). Plan investments are held by the Trustee. Through December 31, 1992, WestStar Bank, N.A., Bartlesville, Oklahoma, was the investment manager for Fund A of the Plan. Since then, Fund A has been managed by the Trustee, with Wells Fargo Institutional Trust Company managing Fund A assets invested in the Wells Fargo Government/Corporate Bond Index Fund E.

Participants may have up to 15 percent of their pay deposited in the Plan each month. The first 5 percent is designated as regular deposits with any excess being designated as supplemental deposits. Deposits may be further designated by a participant as before-tax or after-tax deposits. Before-tax deposits are made by the Company on behalf of a participant who has elected the before-tax feature of the Plan. Total deposit amounts and allocation of deposits between after-tax and before-tax accounts are subject to limitations imposed by the Internal Revenue Code. Participants may change their investment direction and deposit rate semiannually during designated enrollment periods. Employee deposits may be suspended in certain circumstances.

The Company contributes an amount equal to 25 percent of an employee's regular deposits made to Fund B and 15 percent of regular deposits made to any other investment fund.

Employee and before-tax deposits, and loan repayments are first placed in the Temporary Investment Fund and invested in certain specified short-term securities for up to 45 days after receipt by the Trustee. Loan repayments and any earnings thereon are transferred to the Loan Fund and then allocated to Funds A, B, E or F based on a participant's regular deposits. Employee deposits and the earnings thereon are paid into Funds A, B, E or F as directed by the participant, and invested as follows: Fund A (prior to January 1, 1993, in United States government securities; after December 31, 1992, in the commingled Wells Fargo Government/Corporate Bond Index Fund E managed by Wells Fargo Institutional Trust Company), Fund B (common stock of Phillips Petroleum Company), Fund E (after December 31, 1992, in the commingled BT Pyramid Equity Index Fund managed by Bankers Trust Company) and Fund F (effective July 1, 1993, in the BT Pyramid Discretionary Cash Fund, a commingled money market fund managed by Bankers Trust Company). After June 30, 1993, Fund D (investment contracts which guarantee repayment of principal invested and a fixed rate of interest) no longer accepts deposits. Fund E held Phillips debt securities until March 15, 1992, when Phillips redeemed all of its 13 7/8 percent senior notes due in 1997 and 14 3/4 percent subordinated debentures due in 2000, the proceeds being reinvested by the Plan in Fund B at that time. Company matching contributions are invested in Fund C (common stock of Phillips Petroleum Company). The Loan Fund is used to record transactions resulting from loans made to active employees against their accounts. Except for the Temporary Investment Fund and the Loan Fund, the interest of participants in each fund is represented by units allocated to them.

The Plan provides for transfers among funds; however, plan participants may not direct transfers to Fund C, the Loan Fund, or the Temporary Investment Fund. Transfers to Fund D were permitted only in certain circumstances until June 15, 1993, but due to restrictions required by the insurance companies, transfers were not allowed out of Fund D after January 15, 1993. Beginning in 1993, monthly transfers were allowed between investment funds, except as mentioned above.

A participant is vested at all times with respect to his deposits. Generally, a participant is vested with respect to his interest in Company contributions (a) if he has made, or has had made on his behalf, regular deposits for 12 months; (b) upon retirement pursuant to a Company retirement plan; (c) upon death; (d) upon becoming totally and permanently disabled; (e) upon reaching age 65; (f) upon being laid off; or (g) upon completion of five years of vesting service.

Generally a participant may, as of any valuation date, withdraw any portion of his vested interest in his after-tax account. A participant may not withdraw his interest in his before-tax account unless he is at least age 59 1/2, experiences a specified financial hardship, becomes totally and permanently disabled, or separates from service.

Forfeitures arising from nonvested withdrawals are used to reduce future Company contributions. Forfeitures may be restored under certain circumstances if the participant later repays the amount withdrawn.

Distributions occur upon separation from service, but may be deferred. For a participant who retires or becomes totally disabled, distribution may be deferred to a date not later than February of the year after the year age 70 1/2 is attained. If the participant dies, distribution to a surviving spouse beneficiary may be deferred to the second valuation date prior to the date on which the participant would have attained age 70 1/2. This deferral is revocable by the participant or the surviving spouse. Distributions to non-spouse beneficiaries may be deferred approximately five years. Distributions are based on the valuation of the participant's interest in the trust fund. Available forms of distribution are:

     (a) from Funds A, D, E or F in cash (distributions from
         Fund F were not available until 1993);

     (b) from Funds B and C in whole shares of common stock and/or cash;

     (c) with respect to a participant who retires under a Company retirement plan or a beneficiary spouse of a participant in the event of an active employee participant's death, in the form of an irrevocable nontransferable monthly annuity purchased with a specified dollar amount of the participant's interest in the Plan; and

     (d) with respect to a participant who retires before July 1, 1992, under a Company retirement plan, monthly, quarterly or annual payments irrevocably elected from his interest in Fund D commencing at retirement with, at the participant's direction, a designated life interest beneficiary to receive any unpaid scheduled payments following the participant's death.

Since January 1, 1993, a participant may elect a direct rollover of the taxable portion of most distributions to an Individual Retirement Account or another tax-qualified plan. The taxable portion of any such distribution that is not rolled over directly will be subject to 20 percent federal withholding.

The Plan is administered by a Thrift Plan Committee, the members of which are appointed by the Board of Directors of Phillips Petroleum Company. The Plan Financial Administrator and Plan Benefits Administrator are the persons who occupy, respectively, the Phillips Petroleum Company positions of Risk Management and Investment Manager, and Compensation and Benefits Manager.
Members of the Committee and the Plan Administrators serve without compensation, but are reimbursed by the Company for necessary expenditures incurred in the discharge of their duties.

The Plan pays all reasonable expenses necessary for the operation of the Plan unless such expenses are paid by the Company. Prior to 1993, the Company paid all expenses other than brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with the purchase or sale of securities which were paid by the Plan. Such expenses include a fee of 0.15 percent of the funds invested in the insured contracts in Fund D, and the guaranteed rates for these contracts will be reduced by such amount if the Company declines to pay these fees. Effective January 1, 1993, the Company began paying only the Trustee's recordkeeping and accounting fees and the class year contract administration fees.

The Company intends to continue the Plan indefinitely, but reserves the right to amend or terminate it at any time. In the event of termination of the Plan each participant will become fully vested.


Note 2--Investments

All securities are valued at their quoted market price or, with respect to units of participation in commingled funds, redemption value. Insurance contracts are valued pursuant to their terms; the value represents fund deposits plus interest credited less distributions. Participant loans are valued at cost, which approximates fair value.


Note 3--Contributions Receivable

Contributions receivable at December 31 included the following:

                                             Thousands of Dollars
                                             --------------------
                                             1993            1992
                                             --------------------
Receivable from the Company for
  matching contributions                     $507             520
Before-tax deposits                           122              47
- - - -----------------------------------------------------------------
                                             $629             567
=================================================================

Note 4--Class Year Accounts

A breakdown of Fund D--Deposit Administration Account by Class
Year at December 31 follows:

                                Thousands
                               of Dollars
                             -------------
                               Net Assets
                                Available        Number      Unit
                             for Benefits      of Units    Values
                             ------------------------------------
1993
- - - ----

  1992                           $ 25,270    13,387,160    1.8876
  1991                            126,939    54,885,147    2.3128
  1990                            178,356    60,899,767    2.9287
  1989                             19,925     6,837,204    2.9141
  1988                             51,398     8,904,618    5.7721
                                 --------
                                 $401,888
                                 ========

1992
- - - ----

  1992                           $ 15,777     8,958,366    1.7612
  1991                            125,146    58,404,193    2.1428
  1990                            186,546    69,617,439    2.6796
  1989                             19,646     7,338,441    2.6772
  1988                             51,396     9,751,654    5.2705
  1987                              8,027     5,039,151    1.5929
                                 --------
                                 $406,538
                                 ========


Note 5--Loan Fund

Since July 1, 1993, the Plan has allowed loans to active employees or parties in interest from their accounts. The minimum loan is $1,000, and generally the maximum is the lesser of $50,000 or half a participant's vested account. The loans may extend for up to 60 months (180 months for a home loan) with a rate of interest equal to the national prime lending rate, as determined on the regular valuation date prior to the date of a loan application. No more than one home loan and two regular loans may be outstanding at any given time.

Loan payments and interest are repaid to the borrowing participant's accounts through the Loan Fund, which records the outstanding loans and related transactions. Repayments are allocated to Funds A, B, E or F based on a participant's regular deposits. For the period ended December 31, 1993, the total of loans made by fund of origin, principal repaid, and aggregate outstanding loan balance were:

                                 Thousands of Dollars
                     --------------------------------------------
Fund                      A       B   C      D    E    F    Total
                     --------------------------------------------

Period ended
December 31, 1993
- - - -----------------
Participant Loans    $1,500  10,428  62  1,724  834  132   14,680
Principal Repaid         12     418  35      -   37   21      523
- - - -----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1993                                                    $14,157
=================================================================


Note 6--Allocation of Deposits and Earnings from Temporary
          Investment Fund

Allocation of deposits and earnings from the Temporary Investment
Fund represents the allocation of employee deposits and before-tax contributions made to the Temporary Investment Fund and related earnings thereon. A breakdown of the allocation for each of the periods follows:

                                    Thousands of Dollars
                           --------------------------------------
                           Fund A  Fund B  Fund D  Fund E  Fund F
                           --------------------------------------
December 31, 1993
- - - -----------------
Employee deposits          $  769  12,957   1,388   1,645   1,149
Before-tax contributions      575  13,308     730   1,375     530
Interest                        3      57       6       6       3
- - - -----------------------------------------------------------------
                           $1,347  26,322   2,124   3,026   1,682
=================================================================

December 31, 1992
- - - -----------------
Employee deposits            $480  13,183   3,871       -       -
Before-tax contributions      405  12,853   2,130       -       -
Interest                        2      69      16       -       -
- - - -----------------------------------------------------------------
                             $887  26,105   6,017       -       -
=================================================================

December 31, 1991
- - - -----------------
Employee deposits            $400  13,913   4,163       -       -
Before-tax contributions      320  13,156   2,180       -       -
Interest                        3     108      26       -       -
- - - -----------------------------------------------------------------
                             $723  27,177   6,369       -       -
=================================================================

Note 7--Credit Facility

Effective July 14, 1993, the Plan established a 364-day
$50 million revolving credit facility with NationsBank of Texas, N.A., for the purpose of financing net Fund B and Fund C distributions, participant loans from the Plan, or transfer of participants' interests to other funds of the Plan. The interest rate may not exceed the Eurodollar interbank offered rate plus 0.25%. On December 31, 1993, no portion of this credit facility was outstanding.

Effective June 17, 1994, this credit facility was reduced to $25 million. The Plan Trustee requested that the credit facility be renewed for this reduced amount for an additional year.


Note 8--Transactions with Parties-in-Interest

During 1993, 1992 and 1991, the Plan received $26,079,000,
$30,231,000 and $30,513,000, respectively, in common stock dividends from the Company. Fees paid for legal, accounting, and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.


Note 9--Taxes

The Internal Revenue Service has determined that the Plan, as amended through December 5, 1990, is qualified under Section 401(a) of the Internal Revenue Code of 1986 and the Trust is exempt from federal income tax under Section 501(a). Subsequent amendments are not expected to affect the qualified status of the Plan. The Committee is not aware of any activity that would affect the qualified status of the Plan.

- - - ------------------------------------------------------------------------------
Schedule of Assets Held for                            Thrift Plan Of Phillips
Investment Purposes                                          Petroleum Company
Item 27a                                          EIN 73-0400345, Plan No. 002


At December 31, 1993


                        Description of investment         Thousands of Dollars
Identity of issue,      including maturity date, rate of  --------------------
borrower, lessor, or    interest, collateral, par or      Historical  Current
similar party           maturity value                       Cost      Value
- - - ----------------------  --------------------------------  ---------- ---------

Phillips Petroleum      Common stock, $1.25 par value,
  Company*                21,881,604 shares                 $322,111   634,567
                                                            -------- ---------

Bankers Trust Company*  38,021.889 units, BT Pyramid
                          Equity Index Fund                   37,590    37,590

                        19,105,193.88 units, BT Pyramid
                          Government Securities Cash Fund     19,106    19,106

                        19,665,294.72 units, BT Pyramid
                          Discretionary Cash Fund             19,665    19,665
                                                            -------- ---------
                                                              76,361    76,361
                                                            -------- ---------

Wells Fargo             8,829,388 units, Wells Fargo
  Institutional Trust     Government/Corporate Bond
  Company*                Index Fund E                        90,558    90,558
                                                            -------- ---------

Thrift Plan of           Loans to Plan participants           14,157    14,157
  Phillips Petroleum                                        -------- ---------
  Company

Travelers Insurance      Group Annuity Contract GR-15505,
  Company*                 deposit administration account    178,356   178,356

                         Group Annuity Contract GR-1966A,
                           deferred settlement account         1,233     1,233

Prudential Insurance     Group Annuity Contract GA-5991,
  Company of America*      deposit administration account     71,323    71,323

- - - ------------------------------------------------------------------------------
Schedule of Assets Held for                            Thrift Plan Of Phillips
Investment Purposes                                          Petroleum Company
Item 27a                                          EIN 73-0400345, Plan No. 002


At December 31, 1993


                        Description of investment         Thousands of Dollars
Identity of issue,      including maturity date, rate of  --------------------
borrower, lessor, or    interest, collateral, par or      Historical  Current
similar party           maturity value                       Cost      Value
- - - ----------------------  --------------------------------  ---------- ---------

Continental Assurance   Group Annuity Contract GP-12692,
  Company*                deposit administration account      63,945    63,945

                        Group Annuity Contract GP-12787,
                          deposit administration account      25,270    25,270

Provident National      Group Annuity Contract
  Assurance*              GC-027-05048, deposit
                          administration account              62,994    62,994
                                                            -------- ---------
                                                             403,121   403,121
                                                            -------- ---------
                                                            $906,308 1,218,764
                                                            ======== =========

*Party-in-interest

- - - ------------------------------------------------------------------------------
Schedule of Reportable Transactions                    Thrift Plan Of Phillips
Item 27d                                                     Petroleum Company
                                                  EIN 73-0400345, Plan No. 002



Year Ended December 31, 1993


                                                   Thousands of Dollars
                       Total       Total      --------------------------------
                       number of   number of                      Gain or
Identity of party      purchases   sales                   Value  (loss) as
involved and           during the  during the  Value of    of     a result of
description of asset   plan year   plan year   purchases*  sales* transactions
- - - ---------------------  ----------  ----------  ----------  ------ ------------

Bankers Trust Company,
  BT Pyramid
  Government
  Securities Cash Fund    308         169       $215,275  224,050        -

Wells Fargo
  Institutional Trust
  Company, Wells Fargo
  Government/Corporate
  Bond Index Fund E        29          19       $ 96,987   13,473       802

Phillips Petroleum
  Company Common Stock     40         118       $ 35,185  104,079    54,954


*This is also the current value at time of transaction.

                                                        Exhibit 1




                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-50134) pertaining to the Thrift Plan of Phillips Petroleum Company and in the related Prospectus of our report dated June 22, 1994, with respect to the financial statements and schedules of the Thrift Plan of Phillips Petroleum Company included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                    /s/ ERNST & YOUNG
                                        -------------
                                        ERNST & YOUNG
Tulsa, Oklahoma
June 22, 1994